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                                                                  (Exhibit 11)
                         FIRST ALBANY COMPANIES INC.
                      COMPUTATION OF PER SHARE EARNINGS

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                                Three Months Ended       Nine Months Ended
(In thousands of dollars,      June 24,    June 25,     June 24,     June 25,
except per share amounts)        1994        1993         1994         1993
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
Primary:
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Net income                     $    538    $  1,695     $  3,508    $  4,501
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  Weighted average number
  of shares outstanding
  during the period**             3,828       3,888        3,863       3,883

  Incremental shares under
  stock options computed
  under the treasury stock
  method using the average
  market price of the issuer's
  stock during the period           181         266          197         205
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Weighted average shares and
  common equivalent shares
  outstanding                     4,009       4,154        4,060       4,088
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Net income per share           $   0.13    $   0.41     $   0.86    $   1.10
=============================================================================

Fully Diluted:

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Net income                     $    538    $  1,695     $  3,508    $  4,501
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Weighted average number of
  shares outstanding during
  the period**                    3,828       3,888        3,863       3,883

Incremental shares under stock
  options computed under the
  treasury stock method using
  the higher of the average
  or ending market price of
  the issuer's stock at the end
  of the period                     181         266          197         222
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Weighted average shares and
  common equivalent shares
  outstanding                     4,009       4,154        4,060       4,105
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Net income per share           $   0.13    $   0.41     $   0.86    $   1.10
=============================================================================

** (Per share figures and shares outstanding have been restated for all dividends declared.)

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